UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
July 16, 2010

GENERAL MARITIME CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

REPUBLIC OF THE MARSHALL ISLANDS
(STATE OR OTHER JURISDICTION OF INCORPORATION)

001-34228 (COMMISSION FILE NUMBER)	66-071-6485 (I.R.S. EMPLOYER IDENTIFICATION NO.)

299 Park Avenue
New York, New York 10171
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 763-5600
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Not Applicable
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On July 16, 2010, General Maritime Corporation (the “Company”) entered into a term loan facility (the “2010 Credit Facility”) among the Company, as parent, General Maritime Subsidiary II Corporation, as borrower (“General Maritime Subsidiary II”), the lenders party thereto, Nordea Bank Finland plc, New York Branch (“Nordea”), as the administrative agent and collateral agent and DnB Nor Bank ASA, New York Branch (“DnB”), together with Nordea, as joint lead arrangers and joint book runners.  The 2010 Credit Facility provides for a total commitment of $372 million, comprised of a delayed-draw term loan facility (the “Term Loans”) of which up to $50 million will be converted into revolving loans on the earlier of May 31, 2011 and the date on which the total term loan commitment is reduced to zero (the “Revolving Loans”).   The Term Loans will be available solely to finance, in part, the acquisition of the seven double-hull vessels (the “Metrostar Vessels”) which the Company agreed to acquire from subsidiaries of Metrostar Management Corporation group in June 2010.  These vessels will be collateral vessels under the 2010 Credit Facility.  The Revolving Loans will be used to refinance $50 million of the Term Loans that will be converted into Revolving Loans and for working capital and general corporate purposes.

Under the 2010 Credit Facility, the Company is permitted to pay cash dividends limited to $30,000,000 per fiscal year.  The 2010 Credit Facility provides for the repayment of the Term Loans and reduction of the total revolving loan commitment commencing on September 30, 2010 and ending on the maturity date, July 16, 2015.  Interest is payable on the last day of each interest period and, in the case of an interest period of a duration longer than three months, every three months after the first day of such interest period, on any repayment or prepayment, at maturity and, after such maturity, on demand.  A portion of the principal amount of the term loans must be repaid and the total revolving loan commitment must be reduced quarterly on each payment date ("Payment Date").  On each Payment Date, the aggregate of the principal amount due and total revolving loan commitment reduced will be the aggregate amortization amounts for each Metrostar Vessel then owned based on an amortization period equal to 15 years minus the age of such vessel on the borrowing date.  Any remaining amounts outstanding will be repaid in full on the maturity date.

The 2010 Credit Facility carries an interest rate of LIBOR plus 300 basis points on the outstanding portion and a commitment fee of 125 basis points on the unused portion.  The 2010 Credit Facility is secured by the Metrostar Vessels, as well as General Maritime Subsidiary II’s equity interests in its subsidiaries that own such assets, insurance proceeds, earnings and certain long-term charters of the collateralized vessels and certain deposit accounts related to the vessels.  Each subsidiary of General Maritime Subsidiary II with an ownership interest in these vessels will provide an unconditional guaranty of amounts owing under the 2010 Credit Facility.  The Company will also provide a guaranty and has pledged its equity interests in General Maritime Subsidiary II.

The Company’s ability to borrow amounts under the 2010 Credit Facility is subject to satisfaction of certain customary conditions precedent, and compliance with terms and conditions contained in the credit documents.  These covenants include, among other things, customary restrictions on the Company’s ability to incur indebtedness or grant liens, pay dividends or make stock repurchases (except as otherwise permitted as described above), engage in businesses other than those engaged in on the effective date of the 2010 Credit Facility and similar or related businesses, enter into transactions with affiliates, and merge, consolidate, or dispose of assets.  The Company is also required to comply with various financial covenants, including with respect to the Company’s minimum cash balance, collateral maintenance, and net debt to EBITDA ratio.  Under the 2010 Credit Facility, the Company is not permitted to allow the sum of (A) unrestricted cash and cash equivalents plus (B) the lesser of (1) the sum of the total available unutilized Revolving Loans and available unutilized commitments under the Amended and Restated Credit Agreement, dated as of October 20, 2008, among the Company, General Maritime Subsidiary Corporation, the various lenders party thereto, Nordea, as administrative and collateral agents and Nordea, HSH Nordbank AG and DnB, as joint lead arrangers and joint bookrunners (the “2008 Credit Facility”) and (2) $25 million, to be less than $50 million at any time.  The 2010 Credit Facility requires that the Company comply with a collateral maintenance covenant under which the aggregate fair market value of these vessels must remain at or above 135% of the sum of the aggregate principal amount of the outstanding Term Loans and the Revolving Loan commitments at such time and to provide collateral vessel appraisal reports semi-annually.  The Company estimates that the aggregate fair value of such vessels, as determined by valuations received on July 12, 2010, is $641 million.  The permitted net debt to EBITDA ratio under the 2010 Credit Facility will be 6.5:1.0 to and including September 30, 2010, 6.0:1.0 from December 31, 2010 until September 30, 2011 and 5.5:1.0 thereafter.  The 2010 Credit Facility defines EBITDA as net income before net interest expense, provision for income taxes, depreciation and amortization, non-cash management incentive compensation, as amended and restated.  If the Company does not comply with the various financial and other covenants and requirements of the 2010 Credit Facility, the lenders may, subject to various customary cure rights, require the immediate payment of all amounts outstanding under the facility.

The 2010 Credit Facility includes customary events of default and remedies for facilities of this nature.

The foregoing description of the 2010 Credit Facility does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, dated as of July 16, 2010, among the Company, as parent, General Maritime Subsidiary II, as borrower, the lenders party thereto, Nordea, as the administrative agent and collateral agent and DnB, together with Nordea, as joint lead arrangers and joint book runners, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The information set forth above under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
10.1
Credit Agreement, dated as of July 16, 2010, among the General Maritime Corporation, as parent, General Maritime Subsidiary II Corporation, as borrower, the lenders party thereto, Nordea Bank Finland plc, New York Branch, as the administrative agent and collateral agent and DnB Nor Bank ASA, New York Branch, together with Nordea, as joint lead arrangers and joint book runners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MARITIME CORPORATION
(Registrant)

By:	/s/ John C. Georgiopoulos
Name:	John C. Georgiopoulos
Title:	Executive Vice President

Date:  July 21, 2010

EXHIBIT INDEX

Exhibit No.	Description
10.1
Credit Agreement, dated as of July 16, 2010, among the General Maritime Corporation, as parent, General Maritime Subsidiary II Corporation, as borrower, the lenders party thereto, Nordea Bank Finland plc, New York Branch, as the administrative agent and collateral agent and DnB Nor Bank ASA, New York Branch, together with Nordea, as joint lead arrangers and joint book runners.